THOMPSON HINE
ATLANTA   BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON    NEW
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YORK  WASHINGTON, D.C.
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                                February 24, 2006


PC&J Preservation Fund
300 Old Post Office
120 West Third Street
Dayton, Ohio 45402

     RE: PC&J PRESERVATION FUND, FILES NOS. 2-95285 AND 811-4204
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Gentlemen:
     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 20 to the PC&J Preservation Fund Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 25 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

     Very truly yours,



     Thompson Hine LLP